UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d):   On February 23, 2012, the Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (the “Trust”) was expanded to nine members and David J. Nettina was appointed to fill the new vacancy on the Board.  The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that Mr. Nettina is an independent trustee in accordance with the NYSE listing standards and the Trust’s Corporate Governance Guidelines. Mr. Nettina has been appointed to the Audit Committee of the Board.  Mr. Nettina previously served on the Board from June 3, 2009 through June 1, 2011.

For the upcoming annual meeting of shareholders on June 6, 2012, Mr. Nettina has been nominated for election to a one-year term.

The foregoing is qualified in its entirety by reference to the press release announcing such appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

5.03(a):  On February 23, 2012, the Board amended Article XV of the Amended and Restated Bylaws of the Trust by deleting such Article in its entirety and adding a new provision to permit remote participation at the Trust’s shareholder meetings. The full text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

9.01(d)	Exhibits.

	3.1	First Amendment to the Amended and Restated Bylaws of Ramco-Gershenson Properties Trust

	99.1	Press Release dated February 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	February 29, 2012	By: /s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	First Amendment to the Amended and Restated Bylaws of Ramco-Gershenson Properties Trust

99.1	Press Release dated February 28, 2012